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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
SCBT Financial Corporation

        We consent to the incorporation by reference in the registration statement(s) (Nos. 333-26029, 333-103708, 333-26031, 333-33092, 333-90014, 333-115919, 333-86922 and 333-103707) on Form S-8 and File Nos. 333-15208 and 333-158116 on Form S-3 of our reports dated March 9, 2012, with respect to the consolidated balance sheets of SCBT Financial Corporation and subsidiary as of December 31, 2011 and 2010, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2011, and the effectiveness of internal control over financial reporting at December 31, 2011, which reports appear in SCBT Financial Corporation's 2011 Annual Report on Form 10-K.

/s/DIXON HUGHES GOODMAN LLP

Charlotte, North Carolina
March 9, 2012

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  Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM